                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                               SEDONA CORPORATION


         Article IV is hereby amended to read in its entirety as follows:


                                   ARTICLE IV.
                                  CAPITAL STOCK

         Section 401. Authorized Shares. The aggregate number of shares which the corporation shall have authority to issue is 178,000,000 shares, divided into 175,000,000 shares of Common Stock, par value $0.001 per share ("Common Stock"), 2,000,000 shares of Class B Preferred Stock, par value $0.01 per share ("Class B Preferred Stock"), and 1,000,000 shares of Class A Preferred Stock, par value $2.00 per share ("Class A Preferred Stock") (the Class A and B Preferred Stock are hereinafter collectively called the "Senior Stock"). Subject to the rights and preferences of the Class B Preferred Stock, the board of directors shall have the full authority permitted by law to determine the voting rights, if any, and designations, preferences, limitations, and special rights of any series of the Class A Preferred Stock that may be desired to the extent not determined by the articles.

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PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU
--------------------------------------------------------------------------------

                   Articles of Amendment-Domestic Corporation
                                  (15 Pa.C.S.)


                      |X| Business Corporation (ss. 1915)
                      |_|Nonprofit Corporation (ss. 5915)

Name

WHITE AND WILLIAMS LLP                                Document will be returned
--------------------------------------------------    to the name and address
Address                                               you enter to the left.
--------------------------------------------------    <--
1800 ONE LIBERTY PLACE
--------------------------------------------------
City                 State       Zip Code

PHILADELPHIA, PA 19103
--------------------------------------------------


Fee: $70



         In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.   The name of the corporation is:

     SEDONA CORPORATION
--------------------------------------------------------------------------------


2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):


     (a) Number and Street                 City        State    Zip    County
      1003 W. 9th Avenue, Second Floor King of Prussia   PA    19406 Montgomery
--------------------------------------------------------------------------------

     (b) Name of Commercial Registered Office Provider                  County

     c/o
--------------------------------------------------------------------------------

3.   The statute by or under which it was incorporated:

     Pennsylvania Business Corporation Law of 1988

4.   The date of its incorporation:

      May 14, 1992

5.   Check, and if appropriate complete, one of the following:


     |X| The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

     |_|  The amendment shall be effective on:_________________at ____________
                                                    Date             Hour

6.   Check one of the following:

     |X| The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. ss. 1914(a) and (b) or ss. 5914(a).

     |_| The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. ss. 1914(c) or ss. 5914(b).

7.   Check, and if appropriate, complete one of the following:

     |_| The amendment adopted by the corporation, set forth in full, is as follows

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     |X| The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.   Check if the amendment restates the Articles:

     |_| The restated Articles of Incorporation supersede the original articles and all amendments thereto.

                                    IN TESTIMONY WHEREOF, the undersigned
                                    corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this

                                    15   day of  November
                                    -----        ---------------------------

                                    2006
                                    ---------------.

                                     SEDONA CORPORATION
                                    ------------------------------------------
                                               Name of Corporation

                                    ------------------------------------------
                                                     Signature

                                     MARCO EMRICH, PRESIDENT
                                    ------------------------------------------
                                                          Title